Exhibit 5.3
OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP
[Letterhead of Cleary Gottlieb Steen & Hamilton]
December 15, 2006
Petróleo Brasileiro S.A. - Petrobras
Avenida República do Chile, 65
20035-900 — Rio de Janeiro — RJ, Brazil
Petrobras International Finance Company
4th Floor, Harbour Place
103 South Church Street
George Town, Grand Cayman,
Cayman Islands
     We have acted as special United States counsel to Petróleo Brasileiro S.A.- Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (“Petrobras”), and Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PIFCo”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 of Petrobras and PIFCo (collectively, the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of Petrobras (which may be convertible at the option of the holder thereof into equity securities of Petrobras) (the “Petrobras Debt Securities”), (ii) unsecured debt securities of PIFCo (the “PIFCo Debt Securities” and, together with the Petrobras Debt Securities, the “Debt Securities”) accompanied by guarantees of Petrobras (the “Petrobras Guarantees”) or standby purchase agreements of Petrobras (the “Petrobras Standby Purchase Agreements”), (iii) warrants to purchase Petrobras Debt Securities (the “Petrobras Debt Warrants”), (iv) warrants to purchase PIFCo Debt Securities (the “PIFCo Debt Warrants” and, together with the Petrobras Debt Warrants, the “Debt Warrants”) accompanied by Petrobras Guarantees or Petrobras Standby Purchase Agreements, and (v) certain other securities of Petrobras. The Petrobras Debt Securities, Petrobras Debt Warrants, PIFCo Debt Securities, PIFCo Debt Warrants, Petrobras Guarantees and Petrobras Standby Purchase Agreements, together, are referred to herein as the “Offered Securities”. The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
     The Petrobras Debt Securities are to be issued under an indenture dated as of December 15, 2006 (the “Petrobras Indenture”) between Petrobras and The Bank of New York, as trustee. The PIFCo Debt Securities are to be issued under an indenture dated as of December 15, 2006 (the “PIFCo Indenture”) between PIFCo and The Bank of New York, as trustee. The Petrobras Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “Petrobras Debt Warrant Agreement”) to be entered into by Petrobras and one or more institutions, as warrant agents (each, a “Petrobras Warrant Agent”), each to be identified in the applicable Petrobras Warrant Agreement. The PIFCo Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “PIFCo Debt Warrant Agreement” and, together with the Petrobras Debt Warrant Agreement, the “Debt Warrant Agreements”) to be entered into by PIFCo and one or more institutions, as warrant agents (each, a “PIFCo Warrant Agent”), each to be identified in the applicable PIFCo Warrant Agreement. The PIFCo Debt Securities and PIFCo Debt Warrants will be accompanied by Petrobras Guarantees or Petrobras Standby Purchase Agreements.
     In arriving at the opinions expressed below, we have reviewed the Registration Statement, including the Petrobras Indenture and the PIFCo Indenture, the forms of Debt Securities attached thereto, the form of Petrobras Guarantee included in the PIFCo Indenture and the form of Petrobras Standby Purchase Agreement, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Petrobras and PIFCo and such other instruments and other certificates of public officials, officers and representatives of Petrobras and PIFCo and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities, the Petrobras Guarantees and the Petrobras Standby Purchase Agreements will conform to the forms we have reviewed and (iii) that the Debt Warrants will be in substantially the form described in the Registration Statement.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
     1. The Petrobras Debt Securities will be valid, binding and enforceable obligations of Petrobras, entitled to the benefits of the Petrobras Indenture.
     2. The PIFCo Debt Securities will be valid, binding and enforceable obligations of PIFCo, entitled to the benefits of the PIFCo Indenture.
     3. The Petrobras Debt Warrants will be valid, binding and enforceable obligations of Petrobras.
     4. The PIFCo Debt Warrants will be valid, binding and enforceable obligations of PIFCo.
     5. The Petrobras Guarantees will be valid, binding and enforceable obligations of Petrobras.
     6. The Petrobras Standby Purchase Agreements will be valid, binding and enforceable obligations of Petrobras.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Petrobras or PIFCo, (a) we have assumed that each of Petrobras and PIFCo, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras or PIFCo regarding matters of the federal law of the United States of America or the law of the State of New York), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditor’s rights.
     In rendering the opinions expressed in paragraphs 1 and 2 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or, in the case of any Debt Securities issued at original issue discount, an aggregate issue price) of US$2,500,000 or more.
     In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities will conform to the forms thereof contained in the applicable indenture and the terms of any Debt Warrants and, as applicable, the accompanying Petrobras Guarantees and the Petrobras Standby Purchase Agreements, will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Petrobras or PIFCo, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Petrobras or PIFCo, as applicable, (iv) the Debt Securities and Debt Warrants and, as applicable, the accompanying Petrobras Guarantees and Petrobras Standby Purchase Agreements, will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) Petrobras or PIFCo, as applicable, will authorize the offering and issuance of the Debt Securities and Debt Warrants and, as applicable, the accompanying Petrobras Guarantees and the Petrobras Standby Purchase Agreements, and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Debt Warrant Agreement, Petrobras Guarantee and/or Petrobras Standby Purchase Agreement, as the case may be, and will take any other appropriate additional corporate action, and (vi) certificates, if required, representing the Debt Securities and Debt Warrants and, as applicable, the accompanying Petrobras Guarantees and Petrobras Standby Purchase Agreements, will be duly executed and delivered and, to the extent required by the applicable indenture or Debt Warrant Agreement, duly authenticated and countersigned.
     We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Debt Securities, Debt Warrants, Petrobras Guarantees or Petrobras Standby Purchase Agreements where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We note that the designation in Section 1.15 of each of the Petrobras Indenture and the PIFCo Indenture of the U.S. federal courts sitting in

New York City as the venue for actions or proceedings relating to the Debt Securities or the Indenture is (notwithstanding the waiver in Section 1.15) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404 (a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.
     We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether such court would order the conversion of such judgment into U.S. dollars.
     In addition, we note that the waiver of defenses relating to the Petrobras Guarantee in Section 2.05 of the PIFCo Indenture and the waiver of defenses in Section 6 of the Petrobras Standby Purchase Agreement may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).
     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.
     We hereby consent to the use of our name under the heading “Validity of the Securities” in the prospectus constituting a part of the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Francesca Lavin

Francesca Lavin, a Partner